Exhibit 10.4

Lease Contract

Lessor (Hereinafter referred to as “Party A”): Huizhou Mingshang Hi-Tech Industrial Co., Ltd.

Uniform social credit code: 91441303077852295X

Address: Yangwu Section, East Side of Huinan Avenue, Huiyang Economic Development Zone, Huiyang District, Huizhou City

Tel.: 15989372798

Lessee (Hereinafter referred to as “Party B”): Shenzhen VLG Wireless Technology Co., Ltd, Huizhou Branch

Uniform social credit code: 91441303MA51UD1H14

Address: 5/F, Plant of Mingshang Industrial Park, Yangwu 3rd Road, Huinan Avenue, Huiyang Economic Development Zone, Huiyang District, Huizhou City, Tel.: 13729838883

In accordance with the provisions of the Contract Law of the People’s Republic of China and the Law of the People’s Republic of China on the Administration of Urban Real Estate and other relevant laws and regulations, on the basis of equality and voluntariness, both parties hereby reach the following agreement related to the lease of the plant:

Article 1

1. The factory is located on the fifth floor of the plant of Mingshang Industrial Park, Yangwu 3rd Road, Huinan Avenue, Huiyang Economic Development Zone, Huiyang District, Huizhou City, with a building area of 1,630 square meters.

2. Plant ownership status: name and number of Party A’s real estate ownership certificate or other certificates proving its property rights (right to use) : certificate of business premises.

3. Details of the existing renovation, facilities and equipment of the plant are shown in the annex to this contract (List of Facilities and Equipment). This annex shall serve as the basis for Party A to hand over the plant to Party B for use in accordance with this contract and the basis for inspection upon Party B’s return at the end of the lease term.

Article 2

Party B leased the plant business scope for office, research and development production and processing. Without Party A’s consent, Party B shall not change the business items without permission.

Article 3

1. The lease period of the plant is from June 1, 2018 to June 1, 2023 for a total of 5 years. The reassessment adjustment will be made after two years of the lease term (May 31, 2020). (Actual market price and mutual agreement)

2. Upon the expiration of lease term, if Party B renews the contract, it shall propose to Party A 30 days in advance, and the two parties shall sign a new plant lease contract after consensus.

3. Upon the expiration of lease term, if Party B renews the contract, it shall have the right of first refusal under the same conditions.

Article 4

1. Standard of the rent: RMB12/square meter per month, management fee: RMB 2.8/square meter per month, utility fee: RMB 0. The total monthly rent is RMB 24,124 (In words: Twenty-Four Thousand One Hundred and Twenty-Four Yuan Only).

2. From June 1, 2018 to May 31, 2020, the monthly rent shall be RMB 24,124 (In words: Twenty-Four Thousand One Hundred and Twenty-Four Yuan Only).

3. Payment method: Party B shall pay the rent to Party A’s bank account as follows in accordance with this contract.

Account No.: 673061458259

Account name: Huizhou Mingshang Hi-Tech Industrial Co., Ltd.

Opening bank: Bank of China Co., Ltd. Huizhou Huiyang Sub-branch

4. Rent payment date:

Party B shall deliver the initial rent in the amount of RMB 24,124 (In words: Twenty-Four Thousand One Hundred and Twenty-Four Yuan Only) by August 31, 2018 after the contract becomes effective, and Party B shall deliver the rent to Party A before the 10th day of each month; when Party A collects the rent, it shall issue a receipt to Party B.

5. Party A agrees to grant Party B rent-free period of 3 months (from June 1, 2018 to August 31, 2018) starting from signature of this contract, meaning the rent will be waived during this period. Water, electricity, telephone and other expenses incurred during the rent-free period shall be borne by Party B.

6. Upon delivery of the leased premises, Party A shall collect from Party B a lease deposit of two months’ rent (not exceeding three months), that is RMB 48,248 (In words: Forty-Eight Thousand Two Hundred and Forty-Eight Yuan Only).

7. Conditions for the return of lease deposit from Party A to Party B

7.1. Expiration of contract

7.2. Party B pays all costs incurred in connection with the leased property

7.3. __________________________

☐ One of the prerequisites shall be met.

☑ All the prerequisites shall be met.

( Both parties shall agree to make one choice mentioned in the above two articles, and tick “√“in ☐)

8. Ways and time of returning the rental deposit: cash, transfer or check: within two months of the expiration of the contract period. If any one of the following circumstances occurs, Party A shall not return the deposit:

8.1. Without Party A’s consent, Party B unilaterally terminates the contract early

8.2. Party B defaults on rent and other charges for up to 30 days

8.3.              /

9. The contract rent is non-tax inclusive.

Article 5

1. During the lease period, Party B is responsible for paying the taxes arising from the lease of the premise, the water charge of the leased premise is RMB 4/ton (if there is any adjustment of the water charge subsequently, the latest notice of the management office shall prevail), and the electricity charge is RMB 1/kWh (if there is any adjustment of the electricity charge subsequently, the latest notice of the management office of Mingshang management office shall prevail).

2. The property management fee and sanitation fee (public area) during the lease period shall be borne by Party A (excluding the construction waste generated by Party B’s renovation). Water, electricity, telephone network and interior decoration costs are borne by Party B:

3. During the lease period, Party A will offer two parking spaces for free, and monthly cards can be applied for more parking spaces (temporary parking shall be based on time management charges).

4. In the early period, Party B is provided with 2 paid dormitory rooms, in single rooms with a rent of 400 yuan per room.

Article 6

1. Plant delivery: Party A shall deliver the leased property to Party B in the agreed conditions by June 1, 2018. The “List of Facilities and Equipment” is considered to be delivered after both parties have handed over their signatures and the room keys and _______.

2. Plant return

If Party B decorates the plant with Party A’s consent, Party A has the right to take back the plant and its supporting facilities and equipment after the lease period expires or the contract is terminated. Both Party A and Party B shall inspect and accept the plant and auxiliary items, equipment and facilities and the use of water and electricity, and settle the costs that each shall bear. The treatment of the decorative part of the plant is as follows:

(1) Party B can recover the decorations that are not attached to the plant.

Article 7

1. During the lease period, both parties shall work together to ensure that the plant and its attached items, equipment and facilities are in a suitable and safe condition.

2. Party B shall be responsible for repairing or compensating for any damage or malfunction of the plant and its ancillary items, equipment and facilities due to improper storage or unreasonable use by Party B.

3. Party B shall be responsible for repairing any damage to the additional facilities and equipment installed during the renovation of the plant.

4. Party A agrees with Party B’s renovation plan for the leased plant, but it shall not damage the main structure of the plant.

Article 8

1. Party A’s commitment and guarantee

(1) Party A guarantees that the leased plant has normal water and electricity supply.

(2) Party A guarantees that Party B can use the plant address as the registered address to apply for industrial and commercial business license, and shall provide Party B with the premise information and documents required for the relevant administrative procedures.

2. Party B’s commitment and guarantee

(1) Party B shall ensure that it obtains the legal qualification to operate in the leased premises as agreed herein, and handle all kinds of licensing and approval procedures such as industrial and commercial business license, tax registration, health permit, fire fighting approval, etc. required for operating in the leased premises by itself, and handle the relevant documents required by relevant government departments. Party B shall be responsible for compensating claim against Party A or fine caused to Party A due to Party B’s failure to apply for the legal procedures and licenses required to use the leased premises for business.

(2) Party B shall ensure compliance with the property management rules of the area where the plant is located.

Article 9

1. During the lease term, Party B cannot sublease part of or the rental premise to other people.

Article 10

The cancellation or modification of this contract is permitted if one of the following occurs during the contract term:

(I) The contract cannot be implemented in the case of force majeure;

(II) Government expropriation, repossession or demolition of leased premises;

(III) Both parties reach a consensus through consultation.

Article 11

If the following situations occur, for the resulting loss, Party A can

☑1. Require Party B to restore the premise to its original condition;

☐2. Request Party B for damage compensation;

☑3. Not return rental deposit;

☐4. Party B is required to pay liquidated damages of RMB ____/___ (In words: RMB ____/___).

(I) Party B delays the rent for more than 30 days (one month);

(II) Losses caused to Party A due to the overdue rent of Party B amounting to more than ___/___yuan;

(III) Party B uses the leased premise to engage in illegal activities which damages the public or others’ interests;

(IV) Party B changes the structure or use of the leased premise at it own will.

(V) Party B does not assume responsibility or pay for repairs due to his own fault, resulting in serious damage to the premise or equipment;

(VI) Without the written consent of Party A and the approval of relevant departments, Party B renovates the leased premises without permission;

(VII) Party B subleases the leased premises to a third party without permission.

In addition to tracing Party B’s liability for damages or for breach of contract, Party A is entitled to require change of contract terms or dissolve the contract in accordance with the above circumstances; once the Contract termination notice is delivered, Party A is entitled to apply for contract termination registration (filing) unilaterally.

If one of the following situations occurs, for the resulting loss, Party B can

☐1. Request Party A for damage compensation;

☐2. Request Party A to double refund the lease deposit;

☐3. Party A shall pay liquidated damages of RMB ____/___ (In words: RMB ____/___).

(The above-mentioned three ways can be selected by mutual agreement, but the second and the third items cannot be selected in the mean time; you may mark”√” in the corresponding☐):

(I) Party A is late in delivering the leased premises for more than ____/___ days (____/___ months).

(II) Party A does not assume responsibility for maintenance or pay the cost of maintenance caused by itself.

(III) Party A requires unilaterally canceling (termination) of the contract without justified reasons.

In addition to tracing Party A’s liability for damages or for breach of contract, Party B is entitled to require change of contract terms or dissolve the contract in accordance with the above circumstances; once the contract termination notice is delivered, Party B is entitled to apply for contract termination registration (filing) unilaterally.

Article 12

1. During the performance of this contract, if force majeure causes one party to be unable to perform the contract, the party experiencing force majeure shall immediately notify the other party and shall, within 60 days from the date of occurrence of force majeure, provide documents proving that the contract cannot be performed or cannot be fully performed due to force majeure, thus exempting the affected party from liability for breach of contract.

2. If the premises agreed in Article 1 herein are not suitable for renting due to force majeure or other reasons not attributable to the parties, Party A shall reduce the rent for the period affected by the force majeure. If the leased premises cannot be restored, this contract is automatically terminated.

Article 13

Any dispute arising from the contract shall be settled by the parties through negotiation. If negotiation fails, a lawsuit may be brought to the local people’s court of Party B’s residence.

Article 14

1. Party A and B may otherwise agree on matters not covered by this contract in the attached pages. As an integral part of the contract, the attached page contents have the same legal force with the contract once it is signed and sealed.

2. The contract shall come into force upon being signed and sealed by both parties. The Contract (and its annexes) is made in duplicate, one copy for each party.

(No text below)

Party A (Seal): Huizhou Mingshang Hi-Tech Industrial Co., Ltd. (sealed)	Party B (Seal): Shenzhen VLG Wireless Technology Co., Ltd., Huizhou Branch (sealed)

Legal representative (Consignor) (signature):	Legal representative (Consignor) (signature):

Date: June 1, 2018	Date: June 1, 2018